Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2015 FINANCIAL RESULTS

ITASCA, IL, July 28, 2015 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended June 30, 2015. A printer-friendly format and supplemental quarterly data are available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release and their most comparable GAAP measures, please see “Information Regarding Non-GAAP Measures” beginning on page 8.

“We had another excellent quarter, reflecting our strong organic and acquisition growth as well as our productivity-improvement efforts,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “In the second quarter, our combined Brokerage and Risk Management segments posted 22% growth in adjusted revenues, of which 5.8% was total organic growth, adjusted EBITDAC increased 27% and our adjusted EBITDAC margin improved 109 basis points. Total company adjusted net earnings per share grew 18%.”

•	Our Brokerage segment had an outstanding quarter. Adjusted revenues increased 24%, of which 4.0% was total organic growth, adjusted EBITDAC increased 28% and we improved our adjusted EBITDAC margin 89 basis points. During the second quarter, we completed 11 acquisitions with annualized revenues of over $82 million.

•	Our Risk Management segment had a terrific quarter. Total organic revenues increased 13.4%, adjusted EBITDAC increased 21%, we improved our adjusted EBITDAC margin 110 basis points and we exceeded our 16.5% margin target. During the second quarter, we completed 2 acquisitions with annualized revenues of nearly $8 million.

•	Our clean energy investments had another quarter of strong production.

“We believe the current rate and exposure environment is rational and still healthy. In aggregate across our global book, renewal rates appear to be flat to slightly down in most lines, yet we are seeing some modestly increasing exposures. This continues to be an environment in which our professionals can demonstrate our expertise and high-quality value-added service capabilities.”

The following table provides information that management believes is helpful when comparing second quarter 2015 revenues, EBITDAC and diluted net earnings per share with the same period in 2014. In addition, this table provides reconciliations to the most comparable GAAP measures for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share, and the reconciliation for EBITDAC is provided on page 10.

Quarter Ended June 30							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	2nd Q 15	2nd Q 14	Chg	2nd Q 15	2nd Q 14	Chg	2nd Q 15	2nd Q 14	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$882.1	$711.9	24%	$261.4	$204.6	28%	$0.71	$0.63	13%
Gains on book sales	3.5	0.7		3.5	0.7		0.01	—
Acquisition integration	—	—		(22.4)	(16.0)		(0.09)	(0.07)
Workforce & lease termination	—	—		(6.0)	(1.7)		(0.02)	(0.01)
Acquisition related adjustments	—	—		(2.5)	—		(0.03)	(0.01)
Levelized foreign currency translation	—	25.3		—	8.3		—	0.03

Brokerage, as reported	885.6	737.9		234.0	195.9		0.58	0.57

Risk Management, as adjusted	189.4	167.0	13%	33.4	27.6	21%	0.10	0.09	11%
Workforce & lease termination	—	—		(0.3)	(0.2)		—	—
Claim portfolio transfer ramp up	—	—		—	(1.5)		—	(0.01)
Levelized foreign currency translation	—	5.8		—	1.1		—	—

Risk Management, as reported	189.4	172.8		33.1	27.0		0.10	0.08

Total Brokerage & Risk Management, as reported	$1,075.0	$910.7		$267.1	$222.9		0.68	0.65

Corporate, as adjusted							0.13	0.08	63%
Impact from changes in ownership levels							—	(0.03)

Corporate, as reported							0.13	0.05

Total Company, as reported							$0.81	$0.70

Total Brokerage & Risk Management, as adjusted	$1,071.5	$878.9	22%	$294.8	$232.2	27%	$0.81	$0.72	13%

Total Company, as adjusted							$0.94	$0.80	18%

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The following table provides information that management believes is helpful when comparing the six-month period 2015 revenues, EBITDAC and diluted net earnings per share with the same period in 2014.

Six Months Ended June 30							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	6 Mths 15	6 Mths 14	Chg	6 Mths 15	6 Mths 14	Chg	6 Mths 15	6 Mths 14	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$1,632.3	$1,264.5	29%	$428.3	$314.2	36%	$1.07	$0.94	14%
Gains on book sales	4.4	1.7		4.4	1.7		0.02	0.01
Acquisition integration	—	—		(43.2)	(22.5)		(0.18)	(0.10)
Workforce & lease termination	—	—		(14.5)	(3.7)		(0.06)	(0.02)
Acquisition related adjustments	—	—		(2.5)	(1.1)		(0.05)	(0.03)
Levelized foreign currency translation	—	36.1		—	8.9		—	0.03

Brokerage, as reported	1,636.7	1,302.3		372.5	297.5		0.80	0.83

Risk Management, as adjusted	366.6	327.0	12%	63.2	52.5	20%	0.19	0.18	6%
Workforce & lease termination	—	—		(0.5)	(0.6)		—	—
Claim portfolio transfer ramp up	—	—		—	(2.7)		—	(0.01)
Levelized foreign currency translation	—	10.0		—	2.3		—	0.01

Risk Management, as reported	366.6	337.0		62.7	51.5		0.19	0.18

Total Brokerage & Risk Management, as reported	$2,003.3	$1,639.3		$435.2	$349.0		0.99	1.01

Corporate, as adjusted							(0.04)	(0.03)
Non-cash gains on changes in ownership levels							—	0.11

Corporate, as reported							(0.04)	0.08

Total Company, as reported							$0.95	$1.09

Total Brokerage & Risk Management, as adjusted	$1,998.9	$1,591.5	26%	$491.5	$366.7	34%	$1.26	$1.12	13%

Total Company, as adjusted							$1.22	$1.09	12%

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Brokerage Segment Second Quarter Highlights - The following tables provide information that management believes is helpful when comparing certain 2015 financial information with the same period in 2014 (in millions).

Organic Revenues (non-GAAP)		2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Base Commissions and Fees
Commissions as reported		$634.3	$539.5	$1,154.0	$951.0
Fees as reported		178.0	144.8	324.1	238.2
Less commissions and fees from acquisitions		(126.3)	—	(269.9)	—
Less non-owned portion of consolidated entities	*	(2.0)	—	(10.4)	—
Less disposed of operations		—	(2.5)	—	(6.0)
Levelized foreign currency translation		—	(23.4)	—	(33.0)

Organic base commissions and fees		$684.0	$658.4	$1,197.8	$1,150.2

Organic change in base commissions and fees		3.9%		4.1%

Supplemental Commissions
Supplemental commissions as reported		$34.8	$27.9	$61.7	$53.3
Less supplemental commissions from acquisitions		(3.1)	—	(8.2)	—
Levelized foreign currency translation		—	(1.0)	—	(1.9)

Organic supplemental commissions		$31.7	$26.9	$53.5	$51.4

Organic change in supplemental commissions		17.8%		4.1%

Contingent Commissions
Contingent commissions as reported		$22.8	$21.8	$67.3	$54.0
Less contingent commissions from acquisitions		(3.7)	—	(10.5)	—
Levelized foreign currency translation		—	(0.5)	—	(0.6)

Organic contingent commissions		$19.1	$21.3	$56.8	$53.4

Organic change in contingent commissions		-10.3%		6.4%

Total organic change		4.0%		4.2%

*	Gallagher controls, but owns less than 50% of, certain entities and must consolidate 100% of their results. Accordingly, we have excluded the non-owned portion of those entities’ revenues from this organic revenue computation.

The following is a summary of Brokerage segment acquisition activity for 2015 and 2014 (excludes the previously announced acquisition of the Boston-based William Gallagher Associates, which is expected to close in the third quarter of 2015):

		2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Shares issued for acquisitions and earnouts		4,041,000	1,404,000	5,321,000	2,142,000
Number of acquisitions closed		11	17	22	26
Annualized revenues acquired (in millions)		$82.3	$497.1	$115.9	$514.9

Rollover revenues recognized in period from 2014 and Q1 2015 acquisitions (in millions)		$127.9		$295.9
Portion of Q2 2015 acquisitions revenues recognized in period (in millions)		12.8		12.8

Total	*	$140.7		$308.7

*	For second quarter 2015, consists of $126.3 million recognized in commissions and fees, $6.8 million in supplemental and contingent commissions and $7.6 million in investment income related to premium funding operations acquired. For the six-month period 2015 consists of $269.9 million recognized in commission and fees, $18.7 million in supplemental and contingent commissions and $20.1 million in investment income related to premium funding operations acquired.

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Brokerage Segment Second Quarter Highlights (continued)

Adjusted Compensation Expense and Ratio (non-GAAP)		2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Reported amounts		$496.0	$420.6	$956.3	$773.2
Acquisition integration		(11.1)	(12.2)	(22.7)	(15.8)
Workforce and lease termination related charges		(4.6)	(1.7)	(13.1)	(3.2)
Acquisition related adjustments		(2.5)	—	(2.5)	(1.1)
Levelized foreign currency translation		—	(12.8)	—	(20.5)

Adjusted amounts		$477.8	$393.9	$918.0	$732.6

Adjusted ratios using adjusted revenues on pages 1 and 2	*	54.2%	55.3%	56.2%	57.9%

*	Adjusted second quarter compensation ratio was 1.1 pts lower than the same period in 2014. This ratio was primarily impacted by lower overall compensation ratios of the two large acquisitions that closed after June 15, 2014 of 0.5 pts and salary and incentive compensation savings of 0.8 pts related to headcount controls.

Adjusted Operating Expense and Ratio (non-GAAP)		2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Reported amounts		$155.6	$121.4	$307.9	$231.6
Acquisition integration		(11.3)	(3.8)	(20.5)	(6.7)
Workforce and lease termination related charges		(1.4)	—	(1.4)	(0.5)
Levelized foreign currency translation		—	(4.2)	—	(6.7)

Adjusted amounts		$142.9	$113.4	$286.0	$217.7

Adjusted ratios using adjusted revenues on pages 1 and 2	*	16.2%	15.9%	17.5%	17.2%

*	Adjusted second quarter operating expense ratio was 0.3 pts higher than the same period in 2014. This ratio was primarily impacted by higher overall operating ratios of the two large acquisitions that closed after June 15, 2014 of 0.3 pts.

Adjusted EBITDAC (non-GAAP)		2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Total EBITDAC — see page 10 for computation		$234.0	$195.9	$372.5	$297.5
Gains from books of business sales		(3.5)	(0.7)	(4.4)	(1.7)
Acquisition integration **		22.4	16.0	43.2	22.5
Acquisition related adjustments		2.5	—	2.5	1.1
Workforce and lease termination related charges		6.0	1.7	14.5	3.7
Levelized foreign currency translation		—	(8.3)	—	(8.9)

Adjusted EBITDAC		$261.4	$204.6	$428.3	$314.2

Adjusted EBITDAC change		27.8%	43.2%	36.3%	40.1%

Adjusted EBITDAC margin	*	29.6%	28.7%	26.2%	24.9%

*	Adjusted second quarter EBITDAC margin was 0.9 pts higher than the same period in 2014. Of this improvement, 0.2 pts was attributed to higher margins of the two large acquisitions that closed after June 15, 2014 and 0.7 pts was attributed to Gallagher’s remaining businesses.

**	Acquisition integration costs consist mostly of IT system conversion costs, professional fees, branding and compensation related to the larger recent acquisitions.

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Risk Management Segment Second Quarter Highlights — The following tables provide information that management believes is helpful when comparing certain 2015 financial information with the same period in 2014 (in millions):

Organic Revenues (non-GAAP)		2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Fees		$182.5	$168.1	$356.3	$327.8
International performance bonus fees (1)		6.8	4.5	10.1	8.6

Fees as reported		189.3	172.6	366.4	336.4
Less fees from acquisitions		(0.2)	—	(0.2)	—
Levelized foreign currency translation		—	(5.8)	—	(9.9)

Organic fees		$189.1	$166.8	$366.2	$326.5

Organic change in fees	*	13.4%	7.6%	12.2%	6.7%

(1)	See note 1 below in adjusted EBITDAC table.

*	Includes approximately $6.5 million and $4.7 million of fee revenues in second quarter 2015 and 2014, respectively, related to the previously announced run-off of a contract with the New South Wales Workers’ Compensation Scheme in Australia.

During the second quarter 2015, we completed 2 acquisitions in the Risk Management segment with annualized revenues of $7.6 million.

Adjusted Compensation Expense and Ratio (non-GAAP)		2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Reported amounts		$109.2	$103.6	$216.1	$207.0
Claim portfolio transfer ramp up costs		—	(0.8)	—	(1.6)
Workforce and lease termination related charges		(0.3)	(0.2)	(0.5)	(0.6)
Levelized foreign currency translation		—	(3.6)	—	(6.1)

Adjusted amounts		$108.9	$99.0	$215.6	$198.7

Adjusted ratios using adjusted revenues on pages 1 and 2	*	57.5%	59.3%	58.8%	60.8%

*	Adjusted second quarter compensation ratio was 1.8 pts lower than the same period in 2014. This ratio was primarily impacted by additional one-time performance fee revenue related to international operations (see note 1 below) of 0.6 pts, a reduction in incentive compensation of 0.6 pts and savings in temporary help of 0.5 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Reported amounts		$47.1	$42.2	$87.8	$78.5
Claim portfolio transfer and ramp up costs		—	(0.7)	—	(1.1)
Levelized foreign currency translation		—	(1.1)	—	(1.6)

Adjusted amounts		$47.1	$40.4	$87.8	$75.8

Adjusted ratios using adjusted revenues on pages 1 and 2	*	24.9%	24.2%	24.0%	23.2%

*	Adjusted second quarter operating expense ratio was 0.7 pts higher than the same period in 2014. This ratio was primarily impacted by higher professional fees of 0.7 pts, partially offset by additional one-time performance fee revenue related to international operations (see note 1 below) of 0.2 pts.

Adjusted EBITDAC (non-GAAP)	2nd Q 15	2nd Q 14	6 Mths 15	6 Mths 14
Total EBITDAC — see page 10 for computation	$33.1	$27.0	$62.7	$51.5
Workforce and lease termination related charges	0.3	0.2	0.5	0.6
Claim portfolio transfer and ramp up	—	1.5	—	2.7
Levelized foreign currency translation	—	(1.1)	—	(2.3)

Adjusted EBITDAC	$33.4	$27.6	$63.2	$52.5

Adjusted EBITDAC change	21.0%	8.7%	20.4%	7.7%

Adjusted EBITDAC margin (1)	17.6%	16.5%	17.2%	16.1%

(1)	Margin is above 16.5% annual margin target due to $1.8 million of one-time performance fee revenue related to the New South Wales Workers Compensation Scheme that is in run-off.

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Corporate Segment Second Quarter Highlights — The following table provides information that management believes is helpful when comparing 2015 operating results for the Corporate Segment with the same periods in 2014 (in millions):

	2015			2014 - Adjusted
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
2nd Quarter
Interest and banking costs	$(26.6)	$10.6	$(16.0)	$(21.7)	$8.7	$(13.0)
Clean energy related (1)	(25.3)	70.3	45.0	(15.9)	55.4	39.5
Acquisition costs	(1.5)	0.2	(1.3)	(9.1)	0.5	(8.6)
Corporate	(8.5)	3.9	(4.6)	(3.3)	(2.8)	(6.1)

Adjusted 2nd quarter	$(61.9)	$85.0	23.1	$(50.0)	$61.8	11.8

Impact from re-consolidation accounting gains (2)			—			(4.5)

Reported 2nd quarter			$23.1			$7.3

Six Months
Interest and banking costs	$(52.9)	$21.1	$(31.8)	$(38.3)	$15.3	$(23.0)
Clean energy related (1)	(48.6)	88.1	39.5	(37.1)	76.4	39.3
Acquisition costs	(3.2)	0.4	(2.8)	(12.0)	0.9	(11.1)
Corporate	(17.5)	6.0	(11.5)	(8.3)	(1.6)	(9.9)

Adjusted six months	$(122.2)	$115.6	(6.6)	$(95.7)	$91.0	(4.7)

Impact from re-consolidation accounting gains (2)			—			16.6

Reported six months			$(6.6)			$11.9

(1)	Pretax earnings for the second quarter are presented net of amounts attributable to noncontrolling interests of $7.1 million in 2015 and $4.5 million in 2014. Pretax earnings for the six month periods ended June 30 are presented net of amounts attributable to noncontrolling interests of $13.7 million in 2015 and $13.3 million in 2014.

(2)	Excludes non-cash tax gain from re-consolidation accounting gains related to clean-energy investments recorded in the first quarter of 2014 and related tax credit recognition.

Debt, interest and banking — At June 30, 2015, Gallagher had $2,125.0 million of borrowings from private placements and $155.0 million of short-term borrowings under its line of credit facility. On May 18, 2015 we entered into a two year revolving loan facility that provides funding for the three acquired Australian and New Zealand premium finance subsidiaries. This facility comprises four tranches which total approximately $170.0 million, of which $91.6 million was outstanding at June 30, 2015. These premium funding related borrowings are fully collateralized by the underlying premium finance related receivables and as such are excluded from our debt covenant computations. This facility replaced a previous facility which was originally entered into on June 16, 2014.

At-the-market equity program — Gallagher has an at-the-market equity program under which up to $15.6 million of its common stock remaining in the program may be sold through Morgan Stanley & Co. LLC as sales agent. During second quarter 2015, Gallagher sold 3,118,807 shares of its common stock under the program at a weighted average price of $48.33 per share, resulting in net proceeds to Gallagher, after sales commissions, of approximately $149.2 million.

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Corporate Segment Second Quarter Highlights (continued)

Clean energy investments — The following provides certain information related to Gallagher’s investments in limited liability companies that own 34 clean coal production plants, which produce refined coal using proprietary technologies owned by Chem-Mod. We believe that the production and sale of refined coal at these plants qualifies to receive refined coal tax credits under IRC Section 45 through 2019 for the fourteen 2009 Era Plants and through 2021 for the twenty 2011 Era Plants. The underlying operations of those investments where Gallagher has a controlling ownership interest are consolidated.

		Gallagher’s Portion of Estimated
($ in millions)	Gallagher’s Tax-Effected Book Value At June 30, 2015	Additional Required Tax-Effected Capital Investment	Ultimate Annual After-tax Earnings *
Investments that own 2009 Era Plants
10 Under long-term production contracts	$8.1	$—	$20.0
4 In negotiations for long-term production contracts	1.2	Not Estimable	Not Estimable
Investments that own 2011 Era Plants
16 Under long-term production contracts	34.3	—	75.0
4 In negotiations for long-term production contracts	1.3	Not Estimable	Not Estimable

*	Reflects management’s current best estimate of the ultimate future potential annual after-tax earnings based on production estimates from the host utilities. However, host utilities do not consistently utilize the refined fuel plants at ultimate production levels due to seasonal electricity demand, as well as for many other operational, regulatory and environmental compliance reasons.

Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as refined coal production plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher an average of approximately $4.0 million of net after-tax earnings per quarter.

All estimates set forth above regarding the potential future earnings impact of our clean energy investments are subject to significant risks. Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a more detailed discussion of these and other factors that could impact the information above.

Acquisition costs — Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate — Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 34% to 36% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarters ended June 30, 2015 and 2014 was (14.9)% and (1.6)%, respectively. Gallagher’s tax rate for the quarters ended June 30, 2015 and 2014 was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned.

Segment Reclassification

In first quarter 2015, Gallagher transferred management of a claims handling operation from the Brokerage segment to the Risk Management segment. Total revenues related to this operation were $4.9 million and $4.7 million in second quarter 2015 and 2014, respectively, $9.8 million and $8.9 million in the six month periods ended June 30, 2015 and 2014, respectively. Gallagher made the applicable segment reclassifications to the prior-period amounts to conform to the current-period presentation. The changes in the segment structure affect only the manner in which the results for the reportable segments were previously reported. These reclassifications did not impact Gallagher’s previously reported consolidated net earnings. See the quarterly results in the financial supplement for the reclassification of all quarters provided.

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Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, July 29, 2015 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 31 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment; and (v) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments, including uncertainties related to political and regulatory risks, such as potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property litigation risks; and environmental risks — all of which could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in the insurance brokerage industry’s competitive landscape — all of which could impact (iii) — (v) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information related to organic revenues and EBITDAC, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation — Gallagher believes that the adjusted presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

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•	Adjusted revenues and expenses — Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, claim portfolio transfer ramp up fees/costs, workforce related charges, lease termination related charges, acquisition related adjustments and the impact of foreign currency translation, as applicable. Integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios — Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures — Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC — Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin — Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC — Gallagher defines this measure as EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, claim portfolio transfer ramp up fees/costs, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin — Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments — Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, claim portfolio transfer ramp up fees/costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding.

Organic Revenues — For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee organic growth excludes the impact of supplemental commission and contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year. In addition, for entities where we consolidate their operations into our results, but own less than 50%, we only include our proportional share of the revenues in the organic computation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions accounted for as purchases and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures — This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 10), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4 and 5, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC — 2nd Qtr Ended June 30,

(Unaudited — in millions except per share, percentage and workforce data)

Brokerage Segment	2nd Q Ended June 30, 2015	2nd Q Ended June 30, 2014	6 Mths Ended June 30, 2015	6 Mths Ended June 30, 2014
Commissions	$634.3	$539.5	$1,154.0	$951.0
Fees	178.0	144.8	324.1	238.2
Supplemental commissions	34.8	27.9	61.7	53.3
Contingent commissions	22.8	21.8	67.3	54.0
Investment income and gains realized on books of business sales	15.7	3.9	29.6	5.8

Revenues	885.6	737.9	1,636.7	1,302.3

Compensation	496.0	420.6	956.3	773.2
Operating	155.6	121.4	307.9	231.6
Depreciation	12.5	10.5	25.4	19.4
Amortization	58.8	42.1	112.8	79.4
Change in estimated acquisition earnout payables	6.1	7.1	16.7	12.2

Expenses	729.0	601.7	1,419.1	1,115.8

Earnings before income taxes	156.6	136.2	217.6	186.5
Provision for income taxes	56.3	47.7	76.7	65.5

Net earnings	100.3	88.5	140.9	121.0
Net earnings (loss) attributable to noncontrolling interests	1.2	0.2	5.1	(0.1)

Net earnings attributable to controlling interests	$99.1	$88.3	$135.8	$121.1

EBITDAC
Net earnings	$100.3	$88.5	$140.9	$121.0
Provision for income taxes	56.3	47.7	76.7	65.5
Depreciation	12.5	10.5	25.4	19.4
Amortization	58.8	42.1	112.8	79.4
Change in estimated acquisition earnout payables	6.1	7.1	16.7	12.2

EBITDAC	$234.0	$195.9	$372.5	$297.5

Risk Management Segment	2nd Q Ended June 30, 2015	2nd Q Ended June 30, 2014	6 Mths Ended June 30, 2015	6 Mths Ended June 30, 2014
Fees	$189.3	$172.6	$366.4	$336.4
Investment income	0.1	0.2	0.2	0.6

Revenues	189.4	172.8	366.6	337.0

Compensation	109.2	103.6	216.1	207.0
Operating	47.1	42.2	87.8	78.5
Depreciation	6.2	5.1	11.5	10.1
Amortization	0.7	0.8	1.4	1.6
Change in estimated acquisition earnout payables	(0.5)	(0.1)	(0.5)	(0.1)

Expenses	162.7	151.6	316.3	297.1

Earnings before income taxes	26.7	21.2	50.3	39.9
Provision for income taxes	9.6	7.8	18.3	14.6

Net earnings	17.1	13.4	32.0	25.3
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$17.1	$13.4	$32.0	$25.3

EBITDAC
Net earnings	$17.1	$13.4	$32.0	$25.3
Provision for income taxes	9.6	7.8	18.3	14.6
Depreciation	6.2	5.1	11.5	10.1
Amortization	0.7	0.8	1.4	1.6
Change in estimated acquisition earnout payables	(0.5)	(0.1)	(0.5)	(0.1)

EBITDAC	$33.1	$27.0	$62.7	$51.5

Corporate Segment	2nd Q Ended June 30, 2015	2nd Q Ended June 30, 2014	6 Mths Ended June 30, 2015	6 Mths Ended June 30, 2014
Revenues from consolidated clean coal facilities	$283.7	$250.2	$573.2	$404.5
Royalty income from clean coal licenses	13.6	12.8	28.3	27.4
Loss from unconsolidated clean coal facilities	(0.3)	(0.2)	(0.6)	(2.7)
Other net revenues	(0.6)	5.8	(1.5)	25.8

Revenues	296.4	268.6	599.4	455.0

Cost of revenues from consolidated clean coal facilities	306.8	270.5	616.1	441.5
Compensation	9.9	5.8	17.9	16.1
Operating	4.4	15.6	14.9	17.9
Interest	26.0	21.2	51.6	37.4
Depreciation	4.1	1.0	7.4	1.9

Expenses	351.2	314.1	707.9	514.8

Loss before income taxes	(54.8)	(45.5)	(108.5)	(59.8)
Benefit for income taxes	(85.0)	(57.3)	(115.6)	(85.0)

Net earnings	30.2	11.8	7.1	25.2
Net earnings attributable to noncontrolling interests	7.1	4.5	13.7	13.3

Net earnings (loss) attributable to controlling interests	$23.1	$7.3	$(6.6)	$11.9

EBITDAC
Net earnings	$30.2	$11.8	$7.1	$25.2
Benefit for income taxes	(85.0)	(57.3)	(115.6)	(85.0)
Interest	26.0	21.2	51.6	37.4
Depreciation	4.1	1.0	7.4	1.9

EBITDAC	$(24.7)	$(23.3)	$(49.5)	$(20.5)

See “Information Regarding Non-GAAP Measures” on page 8 of 12 and other information to second quarter 2015 earnings release on page 12 of 12.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC — 2nd Qtr Ended June 30,

(Unaudited — in millions except share and per share data)

Total Company	2nd Q Ended June 30, 2015	2nd Q Ended June 30, 2014	6 Mths Ended June 30, 2015	6 Mths Ended June 30, 2014
Commissions	$634.3	$539.5	$1,154.0	$951.0
Fees	367.3	317.4	690.5	574.6
Supplemental commissions	34.8	27.9	61.7	53.3
Contingent commissions	22.8	21.8	67.3	54.0
Investment income and gains realized on books of business sales	15.8	4.1	29.8	6.4
Revenues from clean coal activities	297.0	262.8	600.9	429.2
Other net revenues — Corporate	(0.6)	5.8	(1.5)	25.8

Revenues	1,371.4	1,179.3	2,602.7	2,094.3

Compensation	615.1	530.0	1,190.3	996.3
Operating	207.1	179.2	410.6	328.0
Cost of revenues from clean coal activities	306.8	270.5	616.1	441.5
Interest	26.0	21.2	51.6	37.4
Depreciation	22.8	16.6	44.3	31.4
Amortization	59.5	42.9	114.2	81.0
Change in estimated acquisition earnout payables	5.6	7.0	16.2	12.1

Expenses	1,242.9	1,067.4	2,443.3	1,927.7

Earnings before income taxes	128.5	111.9	159.4	166.6
Benefit for income taxes	(19.1)	(1.8)	(20.6)	(4.9)

Net earnings	147.6	113.7	180.0	171.5
Net earnings attributable to noncontrolling interests	8.3	4.7	18.8	13.2

Net earnings attributable to controlling interests	$139.3	$109.0	$161.2	$158.3

Diluted net earnings per share	$0.81	$0.70	$0.95	$1.09

Dividends declared per share	$0.37	$0.36	$0.74	$0.72

EBITDAC
Net earnings	$147.6	$113.7	$180.0	$171.5
Benefit for income taxes	(19.1)	(1.8)	(20.6)	(4.9)
Interest	26.0	21.2	51.6	37.4
Depreciation	22.8	16.6	44.3	31.4
Amortization	59.5	42.9	114.2	81.0
Change in estimated acquisition earnout payables	5.6	7.0	16.2	12.1

EBITDAC	$242.4	$199.6	$385.7	$328.5

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited — in millions except per share data)

	June 30, 2015	Dec 31, 2014
Cash and cash equivalents	$321.7	$314.4
Restricted cash	1,443.8	1,367.6
Premiums and fees receivable	1,764.5	1,462.5
Other current assets	731.4	666.7

Total current assets	4,261.4	3,811.2
Fixed assets — net	198.2	195.4
Deferred income taxes	438.0	392.6
Other noncurrent assets	487.6	385.2
Goodwill — net	3,569.4	3,449.6
Amortizable intangible assets — net	1,761.5	1,776.0

Total assets	$10,716.1	$10,010.0

Premiums payable to insurance and reinsurance companies	$2,901.1	$2,623.3
Accrued compensation and other accrued liabilities	633.1	623.7
Unearned fees	63.8	66.1
Other current liabilities	60.8	61.7
Premium financing borrowings	91.6	127.9
Corporate related borrowings — current	155.0	140.0

Total current liabilities	3,905.4	3,642.7
Corporate related borrowings — noncurrent	2,125.0	2,125.0
Other noncurrent liabilities	974.2	937.2

Total liabilities	7,004.6	6,704.9

Stockholders’ equity:
Common stock — issued and outstanding	174.5	164.6
Capital in excess of par value	3,091.9	2,649.4
Retained earnings	710.8	676.0
Accumulated other comprehensive loss	(338.7)	(260.6)

Total controlling interests stockholders’ equity	3,638.5	3,229.4
Noncontrolling interests	73.0	75.7

Total stockholders’ equity	3,711.5	3,305.1

Total liabilities and stockholders’ equity	$10,716.1	$10,010.0

See “Information Regarding Non-GAAP Measures” on page 8 of 12 and other information to second quarter 2015 earnings release on page 12 of 12.

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Arthur J. Gallagher & Co.

Other Information

(Unaudited — data is rounded where indicated)

OTHER INFORMATION	2nd Q Ended June 30, 2015	2nd Q Ended June 30, 2014	6 Mths Ended June 30, 2015	6 Mths Ended June 30, 2014
Basic weighted average shares outstanding (000s)	170,613	154,252	168,094	144,241
Diluted weighted average shares outstanding (000s)	171,731	155,672	169,257	145,757
Common shares issued for acquisitions and earnouts (000s)	4,041	1,404	5,321	2,142
Number of acquisitions closed	13	17	24	26
Annualized revenues acquired (in millions)	$89.9	$497.1	$123.5	$514.9
Number of common shares outstanding at end of period (000s)			174,545	158,993
Workforce at end of period (includes acquisitions):
Brokerage			15,667	13,917
Risk Management			5,015	4,954
Total Company			21,098	19,239

Contact: Marsha Akin

Director — Investor Relations

630-285-3501 or marsha_akin@ajg.com

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